Exhibit 99.1

TTM Technologies, Inc. Announces Chief Operating Officer Transition

February 17, 2025 9:00pm EDT

SANTA ANA, Calif., February 17, 2025 (GLOBE NEWSWIRE) — TTM Technologies, Inc. (NASDAQ: TTMI), a leading global manufacturer of technology solutions including mission systems, radio frequency (“RF”) components and RF microwave/microelectronic assemblies and quick-turn and technologically advanced printed circuit boards (“PCB”s), today announced that in a planned succession change, James P. Walsh (“Jim”) will assume the role of Chief Operating Officer beginning July 1, 2025 and Philip Titterton (“Phil”), TTM’s current Chief Operating Officer, will take on an advisory position for the foreseeable future with TTM and assist with special operations projects.

“It is with immense gratitude and respect that I congratulate Phil on 33 remarkable years of dedicated service to TTM. His unwavering commitment to TTM’s cultural values of integrity, teamwork, clear communications and performance excellence has not only shaped our organization but has set a standard for operational leadership in our industry. As Phil transitions to his new advisory role, we are equally excited about our succession plan and the opportunity to welcome Jim Walsh as our incoming Chief Operating Officer effective in July. We are confident that the legacy of excellence Phil has built will continue to thrive under Jim’s leadership.” Tom Edman commented.

Jim Walsh brings over twenty-five years of operations management experience to his new assignment, and is currently TTM’s Senior Vice President of Operations (North America) & Global EHSSS. Jim joined TTM in 2019 in a Senior Operations Leadership role and has held progressively expanding responsibilities since that time. Jim received his Bachelor of Science in Mechanical Engineering from Santa Clara University, Master of Science Degree in Mechanical Engineering from Stanford University and Master of Business Administration from University of California, Los Angeles.

About TTM

TTM Technologies, Inc. is a leading global manufacturer of technology solutions, including mission systems, radio frequency (“RF”) components, RF microwave/microelectronic assemblies, and quick-turn and technologically advanced printed circuit boards (“PCB”s). TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

The preliminary financial results included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-Q may differ from these preliminary results as a result of the completion of the company’s financial closing procedures, final adjustments, completion of the review by the company’s independent registered accounting firm, and other developments that may arise between now and the disclosure of the final results. This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, general market and economic conditions, including interest rates, currency exchange rates, and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers, and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.